UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave., Westminster, Colorado	80031
(Address of principal executive offices)	(Zip Code)

(888) 321-5212

(Registrant’s telephone number, including area code)

MedTech Acquisition Corporation

48 Maple Avenue

Greenwich, CT 06830

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Merger

TriSalus Life Sciences, Inc. (formerly known as MedTech Acquisition Corporation (“MTAC”)), a Delaware corporation (“New TriSalus” or the “Company”), previously entered into that certain Agreement and Plan of Merger, dated as of November 11, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, the Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, and the Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023 (as amended, the “Merger Agreement”), with MTAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MTAC (“Merger Sub”) and TriSalus Operating Life Sciences, Inc. (formerly known as TriSalus Life Sciences, Inc.), a Delaware corporation (“Legacy TriSalus”). In connection with the business combination contemplated by the Merger Agreement, MTAC filed a registration statement on Form S-4 (File No. 333-269138) (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). On July 18, 2023, the Registration Statement was declared effective by the SEC and on July 18, 2023, MTAC filed a Definitive Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”).

On August 10, 2023 (the “Closing Date”), as contemplated in the Merger Agreement and described in the section titled “Proposal 1 – The Business Combination Proposal” beginning on page 133 of the Proxy Statement/Prospectus, New TriSalus consummated the merger transactions contemplated by the Merger Agreement, following the approval by MTAC’s stockholders at a special meeting of stockholders held on August 8, 2023 (the “MTAC Stockholder Meeting”), whereby Merger Sub merged with and into Legacy TriSalus with the separate corporate existence of Merger Sub ceasing (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”). The closing of the Business Combination is herein referred to as “the Closing.” In connection with the consummation of the Merger on the Closing Date, MTAC changed its name from MedTech Acquisition Corporation to TriSalus Life Sciences, Inc. and Legacy TriSalus changed its name from TriSalus Life Sciences, Inc. to TriSalus Operating Life Sciences, Inc.

Immediately prior to the effective time of the Merger, each share of preferred stock of Legacy TriSalus (“Legacy TriSalus Preferred Stock”) converted into shares of common stock of Legacy TriSalus (“Legacy TriSalus Common Stock”) in accordance with the Amended and Restated Certificate of Incorporation of Legacy TriSalus (such conversion, the “Legacy TriSalus Preferred Stock Conversion”) and each warrant of Legacy TriSalus that was unexercised and unexpired was net exercised into Legacy TriSalus Common Stock (the “Legacy TriSalus Warrant Exercise”).

As a result of the Merger and upon the Closing, among other things, (1) all outstanding shares of Legacy TriSalus Common Stock as of immediately prior to the Closing (including Legacy TriSalus Common Stock resulting from the Legacy TriSalus Preferred Stock Conversion and Legacy TriSalus Warrant Exercise), were exchanged at an exchange ratio of 0.02471853 (the “Exchange Ratio”) for an aggregate of 21,999,886 shares of common stock, par value $0.0001 per share, of New TriSalus (“New TriSalus Common Stock”), (2) each option to purchase shares of Legacy TriSalus Common Stock, whether vested or unvested, converted into an option to purchase shares of New TriSalus Common Stock (“New TriSalus Assumed Option”), with each New TriSalus Assumed Option subject to the same terms and conditions as were applicable to the original Legacy TriSalus option and with the resulting exercise price and number of shares of New TriSalus Common Stock purchasable based on the Exchange Ratio and other terms contained in the Merger Agreement and (3) each Legacy TriSalus restricted stock unit award converted into a restricted stock unit award to receive shares of New TriSalus Common Stock (“New TriSalus Assumed RSU Award”), with each New TriSalus Assumed RSU Award subject to the same terms and conditions as were applicable to the original Legacy TriSalus restricted stock unit award, and with the number of shares of New TriSalus Common Stock to which the New TriSalus Assumed RSU Award relates being based on the Exchange Ratio and other terms contained in the Merger Agreement.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to New TriSalus and its consolidated subsidiaries following the Closing and references to “MTAC” refer to MedTech Acquisition Corporation at or prior to the Closing. All references herein to the “New TriSalus Board” refer to the board of directors of the Company after giving effect to the Business Combination.

In connection with the MTAC Stockholder Meeting and the Business Combination, the holders of 890,499 shares of MTAC’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), exercised their right to redeem their shares for cash at a redemption price of approximately $10.58 per share, for an aggregate redemption amount of approximately $9.4 million. Upon the Closing, the Company received approximately $42.9 million in gross proceeds, comprising approximately $2.7 million from the MTAC trust account and $40,150,020 from the PIPE Financing (as defined below).

At the Closing, MTAC’s public units were automatically separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from The Nasdaq Stock Market LLC (“Nasdaq”). On the business day following the Closing, there were 26,316,681 issued and outstanding shares of New TriSalus Common Stock.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by the full text of the Merger Agreement (including amendments), copies of which are attached hereto as Exhibits 2.1, 2.2, 2.3 and 2.4, which are incorporated herein by reference.

Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein shall have the meanings ascribed to those terms in the Proxy Statement/Prospectus.

PIPE Financing

On June 7, 2023 and July 4, 2023, MTAC entered into separate subscription agreements (each, a “Subscription Agreement”) with certain investors (the “Preferred Stock PIPE Investors”) pursuant to which MTAC agreed to issue and sell to the Preferred Stock PIPE Investors, in private placements to close concurrently with the Closing Date, an aggregate of 4,015,002 shares of Series A Convertible Preferred Stock of the Company (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $40,150,020. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Preferred Stock PIPE Investors with respect to the shares of common stock that are issuable upon conversion of the PIPE Shares and agreed to file, not later than 30 days after the Closing Date, a registration statement to register the resale of the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing (the “PIPE Financing”). A description of the Subscription Agreements is included in the Proxy Statement/Prospectus in the section entitled “Proposal 1 – The Business Combination Proposal – Certain Related Agreements – Subscription Agreements” beginning on page 153 of the Proxy Statement/Prospectus.

The foregoing description of the Subscription Agreements is a summary only and is qualified in its entirety by the full text of the forms of the Subscription Agreements, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, and are incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, New TriSalus, MedTech Acquisition Sponsor LLC (the “Sponsor”), the members of the Sponsor, and certain former stockholders of Legacy TriSalus entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”). Pursuant to the Amended and Restated Registration Rights Agreement, the Company agreed to file, not later than 45 days after the Closing Date, a registration statement to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), certain New TriSalus securities that are held by the parties thereto (the “Registrable Securities”). Pursuant to the Amended and Restated Registration Rights Agreement, subject to certain requirements and customary conditions, the Company also grants piggyback registration rights and demand registration rights to the parties thereto, will pay certain expenses related to such registration and will indemnify the parties thereto against certain liabilities related to such registration. The Amended and Restated Registration Rights Agreement will terminate with respect to any party thereto, on the date that such party no longer holds any Registrable Securities. The terms of the Amended and Restated Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section entitled “Proposal 1 – The Business Combination Proposal – Certain Related Agreements – Amended and Restated Registration Rights Agreement” on page 152 of the Proxy Statement/Prospectus.

The foregoing description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with all of the Company’s directors and executive officers. These indemnification agreements require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or any other company or enterprise to which the person provides services at the Company’s request.

The foregoing description of the indemnification agreements is not complete and is subject to and qualified in its entirety by reference to the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.25 and the terms of which are incorporated by reference herein.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, MTAC entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, Legacy TriSalus and MTAC’s directors and officers. Pursuant to the Sponsor Support Agreement, the Sponsor and MTAC’s directors and officers (the “Sponsor Holders”), among other things, agreed to vote all of their shares of capital stock in favor of the approval of the Business Combination. In addition, the Sponsor Support Agreement provides that 3,125,000 of the shares of New TriSalus Common Stock held by the Sponsor immediately after the Closing Date (such shares, the “Sponsor Earnout Shares”) became unvested and subject to potential forfeiture if certain triggering events are not achieved prior to the fifth anniversary of the Closing Date (the “Earnout Period”). Pursuant to the Sponsor Support Agreement, (i) 25% of the shares of New TriSalus Common Stock held by the Sponsor Holders will only vest if, during the five year period following the Closing, the volume weighted average price of New TriSalus Common Stock equals or exceeds $15.00 for any twenty trading days within a period of thirty consecutive trading days, (ii) 25% of the shares of New TriSalus Common Stock held by the Sponsor Holders will only vest if, during the five year period following the Closing, the volume weighted average price of New TriSalus Common Stock equals or exceeds $20.00 for any twenty trading days within a period of thirty consecutive trading days, (iii) 25% of the shares of New TriSalus Common Stock held by the Sponsor Holders will only vest if, during the five year period following the Closing, the volume weighted average price of New TriSalus Common Stock equals or exceeds $25.00 for any twenty trading days within a period of thirty consecutive trading days; and (iv) 25% of the shares of New TriSalus Common Stock held by the Sponsor Holders will only vest if, during the five year period following the Closing, the volume weighted average price of New TriSalus Common Stock equals or exceeds $30.00 for any twenty trading days within a period of thirty consecutive trading days. Any such shares held by the Sponsor Holders that remain unvested after the fifth anniversary of the Closing will be forfeited.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Support Agreement, the form of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

TriSalus Support Agreements

In connection with the execution of the Merger Agreement, certain of Legacy TriSalus’ stockholders entered into support agreements (collectively, the “TriSalus Support Agreements”) with MTAC and Legacy TriSalus, pursuant to which the such Legacy TriSalus stockholders each agreed, among other things, to (i) consent to, and vote to approve and adopt, the Merger Agreement and the Business Combination, subject to certain customary exceptions, (ii) waive any dissenters’ or approval rights under applicable law in connection with the Business Combination, and (iii) not transfer, subject to certain permitted exceptions, any of such stockholders’ shares of TriSalus capital stock prior to the Closing Date.

The foregoing description of the TriSalus Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the TriSalus Support Agreements, the form of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreements

In connection with the Business Combination, MTAC, the Sponsor and certain stockholders of Legacy TriSalus entered into lockup agreements pursuant to which such stockholders agreed, subject to certain customary exceptions, to not transfer any shares of New TriSalus Common Stock held by them prior to the earliest of (x) the date that is 365 days after the Closing Date, (y) the date following the Closing Date on which the last sales price of New TriSalus Common Stock equals or exceeds $12.00 per share, subject to adjustment as provided therein, for any 20 trading days within any 30-consecutive-day trading period commencing at least 150 days after the Closing Date, and (z) the date following the Closing Date on which the New TriSalus consummates a liquidation, merger, tender offer, or similar transaction resulting in all of its stockholders having the right to exchange their shares of New TriSalus Common Stock for cash, securities, or other property. The Sponsor and its members are subject to a lockup on substantially similar terms pursuant to the terms of a letter Agreement with MTAC, dated December 17, 2020 (the “Letter Agreement”).

The foregoing descriptions of the Letter Agreement and the Lock-Up Agreements do not purport to be complete and are qualified in its entirety by the terms and conditions of the Letter Agreement and Lock-Up Agreements, the forms of which are attached as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K, respectively and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and documents incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company’s forward-looking statements include, but are not limited to, statements regarding the Company’s or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including the Company’s expectations regarding the timing of Phase 1 more mature efficacy data for its PERIO-01 clinical trial, the size of any additional study to generate additional efficacy data for the PERIO-01 program, the planned timing for the initiation of Phase 2 trial for its PERIO-01 program, the timing for any potential new drug application submission and any anticipated study with respect to its development plan for hepatocellular carcinoma. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “goal” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report on Form 8-K and in documents incorporated herein are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (many of which are difficult to predict and beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability to recognize the anticipated benefits of the Business Combination;

•	the Company’s projected financial information, business and operating metrics, anticipated growth rate and market opportunity;

•	the ability to maintain the listing of the New TriSalus Common Stock and the warrants on the Nasdaq Global Market, and the potential liquidity and trading of such securities;

•	the risk that the Business Combination disrupts current plans and operations of the Company as a result of the consummation of the Business Combination;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the Company’s ability to raise financing in the future;

•	the Company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors after the Business Combination;

•	the Company’s ability to successfully commercialize any product candidates that it successfully develops and that are approved by applicable regulatory authorities;

•	the Company’s expectations for the timing and results of data from clinical trials and regulatory approval applications;

•	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	the Company’s business, operations and financial performance including:

o	the Company’s history of operating losses and expectations of significant expenses and continuing losses for the foreseeable future;

o	the Company’s ability to execute its business strategy, including the growth potential of the markets for the Company’s products and the Company’s ability to serve those markets;

o	the Company’s ability to grow market share in its existing markets or any new markets it may enter;

o	the Company’s ability to develop and maintain its brand and reputation;

•	the Company’s ability to partner with other companies;

•	the size of the addressable markets for the Company’s product candidates;

•	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	the ability of the Company to manage its growth effectively;

•	the outcome of any legal proceedings that may be instituted against the Company; and

•	unfavorable conditions in the Company’s industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, pandemics, political turmoil, natural catastrophes, warfare (such as the war between Russia and Ukraine), and terrorist attacks.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business and Properties

The business and properties of MTAC and Legacy TriSalus prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections entitled “MTAC’s Business” beginning on page 221 and “TriSalus’ Business” beginning on page 236 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

The following supplemental information supplements and updates the information set forth in the section entitled “TriSalus’ Business” beginning on page 236 of the Proxy Statement/Prospectus and should be read in conjunction with the Proxy Statement/Prospectus. To the extent the following information differs from or conflicts with the information contained in the Proxy Statement/Prospectus, the information set forth below shall be deemed to supersede the respective information in the Proxy Statement/Prospectus.

On July 31, 2023, Legacy TriSalus received written responses (“FDA Responses”) from the U.S. Food and Drug Administration (the “FDA”) in reference to a Type B meeting request for the Company’s PERIO-01 clinical program. The FDA acknowledged that preliminary data from the PERIO-01 program suggests a tolerable safety profile of SD-101 delivered by the Company’s pressure-enabled drug delivery (“PEDD”) method in combination with systemic checkpoint inhibition in metastatic uveal melanoma patients, and that there were no concerns raised with respect to delivery of SD-101 via PEDD with the TriNav device. The FDA has asked for additional exploration of the optimal SD-101 dose, in a smaller study prior to proceeding with a registrational trial. The Company currently expects to have Phase 1 more mature efficacy data at the multiple SD-101 doses for its PERIO-01 clinical trial in the second half of 2023. Based on the FDA’s feedback, the Company will move forward with a 40-50 patient study to generate additional efficacy data to determine the optimal SD-101 dose for the PERIO-01 program. The Company plans to initiate the Phase 2 trial for its PERIO-01 program to generate the additional efficacy and dose optimization data in 2023; however, the initiation and timing of such Phase 2 trials and related data milestones are subject to change and dependent on multiple factors, including interactions with regulatory authorities, enrollment rates, and external events which may impact operations at clinical sites. As a further result of the FDA Responses, the Company anticipates that a potential new drug application submission with respect to SD-101 in uveal melanoma with liver metastases is likely to occur beyond 2025, pending Phase 2 efficacy and dose optimization data.

In connection with its development plan for hepatocellular carcinoma (“HCC”), the Company is also considering a separate study for advanced second line and beyond HCC with SD-101 in combination with Y90 radioembolization. HCC study prioritization will be based on data expected to be available in the second half of 2023.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 50 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Financial Information

The information set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of MTAC and Legacy TriSalus is incorporated herein by reference. The unaudited pro forma condensed combined financial information of MTAC and Legacy TriSalus as of and for the six months ended June 30, 2023 and for year ended December 31, 2022 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of MTAC for the fiscal years ended December 31, 2022 and 2021 is set forth in the Proxy Statement/Prospectus in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MTAC” beginning on page 227 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of MTAC for the three and six months ended June 30, 2023 and 2022 is set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 27 of MTAC’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 2, 2023 (“MTAC Q2 Report”), and is incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy TriSalus for the fiscal years ended December 31, 2022 and 2021 is set forth in the Proxy Statement/Prospectus in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TriSalus” beginning on page 279 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy TriSalus for the three and six months ended June 30, 2023 and 2022 is set forth in Exhibit 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers after the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination” beginning on page 344 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Additionally, interlocks and insider participation information regarding New TriSalus’ executive officers is described in the Proxy Statement/Prospectus in the section titled “Directors and Executive Officers After the Business Combination – Compensation Committee Interlocks and Insider Participation” beginning on page 354 and that information is incorporated herein by reference.

Directors

Immediately following the Closing, the size of the board of directors of the Company (the “New TriSalus Board”) was set at nine members. Upon the Closing, each of Mary Szela, Sean Murphy, Mats Wahlström, Andrew von Eschenbach, George Kelly Martin, David J. Matlin, Arjun Desai, Kerry Hicks and Anil Singhal were elected to serve as directors on the New TriSalus Board. The New TriSalus Board appointed Mr. Wahlström as Chairman of the New TriSalus Board.

Drs. Singhal and Messrs. Hicks and Murphy were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Messrs. Matlin and Wahlström and Dr. von Eschenbach were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the Closing; and Dr. Desai, Mr. Martin and Ms. Szela were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination” beginning on page 344 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Independence of Directors

The New TriSalus Board has determined that each of Mats Wahlström, Andrew von Eschenbach, George Kelly Martin, David J. Matlin, Arjun Desai, Kerry Hicks and Anil Singhal qualify as “independent directors,” as defined under the listing rules of Nasdaq (the “Nasdaq listing rules”), and that the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements.

Information with respect to the Company’s directors after the Closing is set forth in the Proxy Statement/Prospectus in the sections entitled “Directors and Executive Officers After the Business Combination” beginning on page 344 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Committees of the Board of Directors

Immediately following the Closing, the standing committees of the New TriSalus Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and a science and technology committee (the “Science and Technology Committee”). Each of the committees reports to the New TriSalus Board.

Immediately following the Closing, the New TriSalus Board (i) appointed Messrs. Matlin, Hicks and Martin to serve on the Audit Committee, with Mr. Matlin as chair of the Audit Committee, (ii) Mr. Martin and Drs. Desai and Singhal to serve on the Compensation Committee, with Mr. Martin as chair of the Compensation Committee, (iii) Messrs. Hicks, Wahlström and Matlin and Dr. von Eschenbach to serve on the Nominating and Corporate Governance Committee, with Mr. Hicks as chair of the Nominating and Corporate Governance Committee, and (iv) Drs. von Eschenbach, Singhal and Desai to serve on the Science and Technology Committee, with Dr. von Eschenbach as chair of the Science and Technology Committee.

Information with respect to the Committees of the New TriSalus Board after the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination” beginning on page 344 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive Officers

Immediately following Closing, the New TriSalus Board appointed the following individuals as the Company’s executive officers: Mary Szela to serve as Chief Executive Officer and President, Sean Murphy to serve as Chief Financial Officer, James Alecxih to serve as President, Device Technology, Steven Katz to serve as Chief Medical Officer, Bryan Cox to serve as Chief Scientific and Manufacturing Officer, Jennifer Stevens to serve as Chief Regulatory Officer, and Richard Marshak to serve as Senior Vice President, Corporate Development & Strategy. The biographical information for the new executive officers is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination” beginning on page 344 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Executive Compensation

Information with respect to the compensation of Legacy TriSalus’ executive officers prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Executive Compensation of TriSalus” beginning on page 356 of the Proxy Statement/Prospectus, which is incorporated herein by reference. In addition, the board of directors of Legacy TriSalus approved bonuses in an aggregate amount of approximately $2.8 million to executive officers and other employees of the Company, including bonuses of $338,485, $324,461 and $188,005 to Ms. Szela, Dr. Katz and Ms. Stevens, respectively. These bonuses relate to the Company’s non-equity incentive plan described in the section entitled “Executive Compensation of TriSalus–Narrative Disclosure to Summary Compensation Table–Non-Equity Incentive Plan Compensation” beginning on page 357 of the Proxy Statement/Prospectus. Following the Closing, the New TriSalus Board approved adjustments to the annual base salary of, and the grant of additional equity awards to, certain of New TriSalus’ officers. The annual base salary for each of Ms. Szela, Dr. Katz and Ms. Stevens has been adjusted to $600,000, $515,000 and $412,000, respectively. Ms. Szela, Dr. Katz and Ms. Stevens also received option grants of 172,500, 62,500 and 40,000 shares, respectively.

The foregoing description of the compensation of the Company’s executive officers is qualified in its entirety by the full text of the employment agreements of Ms. Szela, Dr. Katz and Ms. Stevens, copies of which are attached hereto as Exhibit 10.8, Exhibit 10.9 and Exhibit 10.12, respectively, and incorporated herein by reference.

At the MTAC Stockholder Meeting, MTAC stockholders approved the TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan was previously approved, subject to stockholder approval, by the board of directors of MTAC on June 29, 2023. The description of the 2023 Plan is set forth beginning on page 195 of the Proxy Statement/Prospectus section entitled “Proposal 4 – The Stock Plan Proposal,” which is incorporated herein by reference. The description of the 2023 Plan is not complete and is subject to and qualified in its entirety by reference to the 2023 Plan, a copy of which is attached hereto as Exhibit 10.21 and the terms of which are incorporated by reference herein.

At the MTAC Stockholder Meeting, MTAC stockholders approved the TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”). The 2023 Plan was previously approved, subject to stockholder approval, by the board of directors of MTAC on June 29, 2023. The description of the 2023 ESPP is set forth beginning on page 203 of the Proxy Statement/Prospectus section entitled “Proposal 5 – The ESPP Proposal,” which is incorporated herein by reference. The description of the 2023 ESPP is not complete and is subject to and qualified in its entirety by reference to the 2023 ESPP, a copy of which is attached hereto as Exhibit 10.24 and the terms of which are incorporated by reference herein.

Director Compensation

Information with respect to the compensation of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section entitled “Executive Compensation of TriSalus – Director Compensation” beginning on page 362 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Following the Closing, the New TriSalus Board approved a non-employee director compensation policy consisting of annual cash retainers of $50,000 for each non-employee director and an additional $30,000 for the chairperson of the New TriSalus Board; an additional $20,000 and $7,500 for the chairperson and each other member of the audit committee of the New TriSalus Board, respectively; an additional $15,000 and $7,500 for the chairperson and each other member of the compensation committee of the New TriSalus Board, respectively; an additional $15,000 and $7,500 for the chairperson and each other member of the nominating and corporate governance committee of the New TriSalus Board, respectively; and an additional $25,000 and $7,500 for the chairperson and each other member of the science and technology committee of the New TriSalus Board, respectively. The policy also provides for an initial grant of a stock option for 35,000 shares on the date an eligible director is first elected or appointed to the New TriSalus Board after the Closing and an annual stock option grant for 15,000 shares on the date of each annual stockholder meeting held after the Closing Date for each eligible director who continues to serve as a non-employee member of the New TriSalus Board as of such date.

The foregoing does not constitute a complete summary of the terms of the Non-Employee Director Compensation Policy. A copy of the Non-Employee Director Compensation Policy is attached hereto as Exhibit 10.26 and the terms of which are incorporated by reference herein.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the actual beneficial ownership of New TriSalus Common Stock as of the Closing Date, after giving effect to the Closing, by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares New TriSalus Common Stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with SEC rules, which generally provides that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power with respect to the security. Under SEC rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through exercise of stock options or warrants, within 60 days and are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

The beneficial ownership percentages set forth in the table below are based on 26,316,681 shares of New TriSalus Common Stock issued and outstanding as of the Closing Date and other than as noted below, do not take into account the issuance of any shares of New TriSalus Common Stock upon the exercise of 8,333,272 public warrants, each exercisable for one share of New TriSalus Common Stock at a price of $11.50 per share (the “Public Warrants”) to purchase an aggregate of 8,333,272 shares of New TriSalus Common Stock, the 5,933,333 private warrants, each exercisable for one share of New TriSalus Common Stock at a price of $11.50 per share to purchase an aggregate of 5,933,333 shares of New TriSalus Common Stock or the unexercised stock options and unvested RSUs held by the individuals except as noted below. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned New TriSalus Common Stock.

Name of Beneficial Owner(1)	Number of Shares of New TriSalus Common Stock Beneficially Owned	Percentage of Outstanding New TriSalus Common Stock
Directors and Executive Officers
Mary Szela(2)	652,639	2.4%
Sean Murphy(3)	580,305	2.2%
James Alecxih	94,754	*
Steven Katz, MD, FACS(4)	132,386	*
Bryan Cox, Ph.D.(5)	72,384	*
Richard Marshak, VMD(6)	44,163	*
Jennifer Stevens(7)	32,958	*
Mats Wahlström(8)	2,744,542	10.4%
Andrew von Eschenbach	—	—
George Kelly Martin	—	—
David J. Matlin(9)	2,272,421	8.2%
Arjun “JJ” Desai(10)	449,794	1.7%
Anil Singhal	19,278	*
Kerry Hicks(11)	2,310,022	8.8%
All executive officers and directors after the business combination as a group (14 individuals)	9,405,646	35.2%

Five Percent Holders
Frankenius Equity AB(12)	6,397,776	24.1%
Christopher Dewey(13)	1,555,289	5.7%
Unique Diamond Investments Limited	1,546,569	5.9%
Michael Stansky(14)	1,449,129	5.3%
Gene R. McGrevin(15)	1,403,130	5.3%
HW Investment Partners, LLC(16)	1,370,028	5.2%
Lombard International(17)	1,358,013	5.1%

*		Less than 1%
	(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o TriSalus Life Sciences, Inc., 6272 W. 91st Avenue, Westminster, Colorado 80031.
	(2)	Consists of (i) 243,189 shares held directly by Ms. Szela and (ii) 409,450 shares of New TriSalus Common Stock issuable pursuant to New TriSalus Assumed Options that are exercisable within 60 days.
	(3)	Consists of (i) 357,535 shares held by Murphy Family Trust 2012, (ii) 167,732 shares held by Sean E Murphy TTEE U/A 2/4/2004 (“Sean Murphy Trust”) and (iii) 55,038 shares of New TriSalus Common Stock issuable pursuant to New TriSalus Assumed Options that are exercisable within 60 days. Lisa Murphy, Mr. Murphy’s spouse, has voting and investment discretion with respect to the shares held directly by Murphy Family Trust 2012 and thus Mr. Murphy may be deemed to have beneficial ownership of the shares held directly by Murphy Family Trust 2012. Mr. Murphy is the trustee of the Sean Murphy Trust and thus Mr. Murphy may be deemed to have beneficial ownership of the shares held directly by the Sean Murphy Trust.
	(4)	Consists of (i) 17,799 shares held directly by Mr. Katz and (ii) 114,587 shares of New TriSalus Common Stock issuable pursuant to New TriSalus Assumed Options that are exercisable within 60 days.
	(5)	Consists of (i) 67,817 shares held directly by Mr. Cox and (ii) 4,567 shares of New TriSalus Common Stock issuable pursuant to New TriSalus Assumed Options that are exercisable within 60 days.
	(6)	Consists of (i) 8,372 shares held directly by Mr. Marshak and (ii) 35,791 shares of New TriSalus Common Stock issuable pursuant to New TriSalus Assumed Options that are exercisable within 60 days.
	(7)	Consists of (i) 13,904 shares held directly by Ms. Stevens and (ii) 19,054 shares of New TriSalus Common Stock issuable pursuant to New TriSalus Assumed Options that are exercisable within 60 days.
	(8)	Consists of (i) 1,254,259 shares held by Leonard Capital LLC, (ii) 50,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Leonard Capital LLC as a Preferred Stock PIPE Investor, (iii) 1,370,028 shares held by HW Investment Partners, LLC (“HW Investment”), and (iv) 70,255 shares of New TriSalus Common Stock issuable pursuant to New TriSalus Assumed Options that are exercisable within 60 days. Mr. Wahlström has sole voting and investment discretion with respect to the shares held directly by Leonard Capital LLC and shared voting and investment discretion with respect to the shares held directly by HW Investment and may be deemed to have beneficial ownership of the shares held by each of them.

(9)	Consists of (i) 931,903 shares held directly by Mr. Matlin of which 215,055 shares are vested and 716,848 shares are subject to vesting and forfeiture pursuant to the Sponsor Support Agreement, (ii) 1,240,518 shares underlying private warrants, which are exercisable for shares of New TriSalus Common Stock commencing 30 days after the closing of the Business Combination and (iii) 100,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Mr. Matlin as a Preferred Stock PIPE Investor.
(10)	Consists of (i) 203,127 shares held directly by Dr. Desai of which 46,875 shares are vested and 156,252 shares are subject to vesting and forfeiture pursuant to the Sponsor Support Agreement and (ii) 246,667 shares underlying private warrants, which are exercisable for shares of New TriSalus Common Stock commencing 30 days after the closing of the Business Combination.
(11)	Consists of (i) 514,589 shares held directly by Mr. Hicks, (ii) 1,370,028 shares held by HW Investment, (iii) 81,845 shares held by the Millennium Trust Company, LLC, as custodian FBO Kerry Hicks IRAT, (iv) 322,737 shares held by The Kerry Raymond Hicks Dynasty Trust, for which Mr. Hicks serves as trustee, and (v) 20,823 shares of New TriSalus Common Stock issuable pursuant to New TriSalus Assumed Options that are exercisable within 60 days. Mr. Hicks has shared voting and investment discretion with respect to the shares held directly by HW Investment and may be deemed to have beneficial ownership of the shares held by each of them.
(12)	Consists of (i) 6,167,776 shares held by Frankenius Equity AB (“Frankenius Equity”) and (ii) 230,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Frankenius Equity as a Preferred Stock PIPE Investor. Frankenius Equity’s principal place of business is Box 984, 501 10 Boras, Sweden. Paul Frankenius has sole voting and investment discretion with respect to the shares held directly by Frankenius Equity and may be deemed to have beneficial ownership of the shares held by Frankenius Equity.
(13)	Consists of (i) 573,690 shares held directly by the Christopher C Dewey Trust DTD 5/3/18, (ii) 881,599 shares underlying private warrants, which are exercisable for shares of New TriSalus Common Stock commencing 30 days after the closing of the Business Combination held by the Christopher C Dewey Trust DTD 5/3/18, (iii) 67,500 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by the Christopher C Dewey Trust DTD 5/3/18, (iv) 23,500 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Dewey Family Properties LLC, and (v) 9,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by the Christopher C Dewey Family Trust, as Preferred Stock PIPE Investors. Mr. Dewey is the trustee of the Christopher C Dewey Trust DTD 5/3/18 and thus Mr. Dewey may be deemed to have beneficial ownership of the shares held directly by the Christopher C Dewey Trust DTD 5/3/18. Christina Dewey, Mr. Dewey’s spouse, has voting and investment discretion with respect to the shares held directly by Dewey Family Properties LLC and the Christopher C Dewey Family Trust and thus Mr. Dewey may be deemed to have beneficial ownership of the shares held by each of them.
(14)	Consists of (i) 521,539 shares held directly by Mr. Stansky, (ii) 827,590 shares underlying private warrants, which are exercisable for shares of New TriSalus Common Stock commencing 30 days after the closing of the Business Combination, (iii) 75,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Mr. Stansky as a Preferred Stock PIPE Investor and (iv) 25,000 shares of Series A Convertible Preferred Stock held by Skyview Investments LLC (“Skyview”) as a Preferred Stock PIPE Investor. Mr. Stansky is the managing member of Skyview, has voting and investment discretion with respect to the shares held directly by Skyview and, as result, may be deemed to have beneficial ownership of the shares held by each of them.
(15)	Consists of (i) 1,390,474 shares held directly by Mr. McGrevin and (ii) 12,656 shares of New TriSalus Common Stock issuable pursuant to New TriSalus Assumed Options that are exercisable within 60 days.
(16)	Consists of 1,370,028 shares held by HW Investment. Messrs. Wahlström and Hicks have shared voting and investment discretion with respect to the shares held directly by HW Investment and may be deemed to have beneficial ownership of the shares held by each of them.
(17)	Consists of (i) 41,197 shares held directly by Lombard International Assurance S.A. – P47082 and 33,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Lombard International Assurance S.A. – P47082 as a Preferred Stock PIPE Investor, (ii) 360,478 shares held directly by Lombard International Assurance S.A. – P47083 and 365,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Lombard International Assurance S.A. – P47083 as a Preferred Stock PIPE Investor, (iii) 113,293 shares held directly by Lombard International Assurance S.A. – P47084 and 110,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Lombard International Assurance S.A. – P47084 as a Preferred Stock PIPE Investor; (iv) 237,389 shares held directly by Lombard International Assurance S.A. – P47472, (v) 28,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Lombard International Assurance S.A. – P47473 as a Preferred Stock PIPE Investor, (vi) 52,000 shares of New TriSalus Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock held by Lombard International Assurance S.A. – P69562 as a Preferred Stock PIPE Investor and (vii) 17,656 shares held directly by Lombard International Assurance S.A., policy number 2304-150035.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 372 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in MTAC’s Annual Report on Form 10-K, filed with the SEC on March 22, 2023 and in the Proxy Statement/Prospectus in the sections entitled “MTAC’s Business – Legal Proceedings” and “TriSalus’ Business – Legal Proceedings” on pages 226 and 278, respectively, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Prior to the Business Combination, MTAC’s units, Class A Common Stock and Public Warrants were historically quoted on the Nasdaq Capital Market under the symbols “MTACU,” “MTAC” and “MTACW,” respectively. On August 10, 2023, the New TriSalus Common Stock and the Public Warrants began trading on the Nasdaq Global Market under the new trading symbols “TSLI” and “TSLIW”, respectively. On the Closing Date, the CUSIP numbers relating to the New TriSalus Common Stock and Public Warrants changed to 89680M 101 and 89680M 119, respectively.

As of the Closing Date and following the consummation of the Business Combination, the Company had 26,316,681 shares of New TriSalus Common Stock issued and outstanding held of record by 271 holders and 8,333,272 Public Warrants outstanding and held of record by 1 holder. As of the Closing Date and following the consummation of the Business Combination, MTAC’s units ceased trading on the Nasdaq Capital Market and were separated into their component securities upon consummation of the Business Combination and no fractional warrants were issued upon the separation.

Dividends

The Company has not paid any cash dividends on the MTAC Common Stock or New TriSalus Common Stock to date. Subject to the rights of holders of the Series A Convertible Preferred Stock or any other series of preferred stock of New TriSalus that may be issued and the provisions of the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) holders of New TriSalus Common Stock will be entitled to receive such dividends and other distributions in cash, stock or property of New TriSalus when, as and if declared thereon by the New TriSalus Board, in its discretion, from time to time out of assets or funds of New TriSalus legally available therefor. The Company does not anticipate declaring any cash dividends to holders of New TriSalus Common Stock in the foreseeable future.

Recent Sales of Unregistered Securities

The information set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

Common Stock

A description of the New TriSalus Common Stock is included in Exhibit 4.4 to this Current Report on Form 8-K in the section entitled “Description of Securities – Common Stock”, which is incorporated herein by reference.

Preferred Stock

A description of the New TriSalus Preferred Stock is included in the Proxy Statement/Prospectus in the section entitled “Description of MTAC’s Securities – Preferred Stock” beginning on page 321 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Warrants

A description of the Public Warrants is included in the Proxy Statement/Prospectus in the section entitled “Description of MTAC’s Securities – Warrants ” beginning on page 324 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

Information about indemnification of the Company’s directors and officers is set forth in the Proxy Statement/Prospectus in the section entitled “Directors and Executive Officers After the Business Combination – Limitation on Liability and Indemnification of Directors and Officers” on page 354 of the Proxy Statement/Prospectus, which is incorporated herein by reference. On the Closing Date, the Company entered into indemnification agreements with the Company’s directors and executive officers, a form of which is attached hereto as Exhibit 10.25 and incorporated herein by reference. The information set forth under the heading “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note–PIPE Financing” above is incorporated by reference into this Item 3.02.

In connection with the Business Combination, on August 10, 2023, the Sponsor elected to convert the entire unpaid $1,500,000 balance under the Convertible Sponsor Note into MTAC Warrants at a price of $1.50 per warrant. Following such conversion, Sponsor received 1,000,000 MTAC Warrants, which are exercisable into 1,000,000 shares of New TriSalus Common Stock. A description of the Convertible Sponsor Note is included in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions — MTAC Related Party Transactions — Promissory Note — Related Party” beginning on page 372 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

The securities issued in connection with the Subscription Agreements and the conversion of the Convertible Sponsor Note have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(c) promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the Business Combination, on August 10, 2023, the Company filed the Certificate of Incorporation with the Delaware Secretary of State, and also adopted Amended and Restated Bylaws on August 10, 2023 (the “Bylaws”), which replaced MTAC’s Amended and Restated Certificate of Incorporation and bylaws in effect as of such time. The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of the New TriSalus Common Stock are discussed in the Proxy Statement/Prospectus in the sections entitled “Proposal 2 – The Charter Approval Proposal” and “Proposals 3A-3E The Governance Proposal” beginning on page 190 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

In connection with the Business Combination, on August 10, 2023, the Company filed the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations) specifying the rights, powers, preferences, and privileges of the PIPE Shares that were issued and sold pursuant to the Subscription Agreements. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing. Pursuant to the Certificate of Designations, the Series A Convertible Preferred Stock will rank senior to the New TriSalus Common Stock with respect to dividends and distributions on liquidation, dissolution, or winding up the affairs of the Company. The Series A Convertible Preferred Stock will participate equally in any dividends declared to holders of New TriSalus Common Stock and also carry an additional dividend at a rate per annum of 8.0% of $10.00 per share of Series A Convertible Preferred Stock (as adjusted upon the occurrence of certain events), which shall accumulate on a daily basis (the “Annual Dividends”). The Annual Dividends are payable, at the option of the Company, in cash, by issuing shares of New TriSalus Common Stock, or any combination of cash and shares of New TriSalus Common Stock. The holder of Series A Convertible Preferred Stock will be entitled to vote with the holders of New TriSalus Common Stock on all stockholder matters, with each share of Series A Convertible Preferred Stock entitling the holder thereof to 1.07 votes per share. Holders of Series A Convertible Preferred Stock will also be entitled to a separate class vote on any modification to the Company’s Certificate of Incorporation or the Certificate of Designations that adversely affects the powers, preferences, or rights of the Series A Convertible Preferred Stock.

A description of the Certificate of Designations and the Series A Convertible Preferred Stock is included in the Proxy Statement/Prospectus in the sections entitled “Proposal 1 – The Business Combination Proposal – Certain Related Agreements – Subscription Agreements” beginning on page 153 of the Proxy Statement/Prospectus and “Description of MTAC’s Securities – Preferred Stock – Series A Convertible Preferred Stock” beginning on page 321 of the Proxy Statement/Prospectus, each of which is incorporated herein by reference.

The New TriSalus Common Stock and Public Warrants are listed for trading on the Nasdaq Global Market under the symbols “TSLI” and “TSLIW,” respectively. On the date of the Closing, the CUSIP numbers relating to New TriSalus Common Stock and Public Warrants changed to 89680M 101 and 89680M 119, respectively.

Copies of the Certificate of Incorporation, the Bylaws and the Certificate of Designations are included as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 10, 2023, the New TriSalus Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2023. KPMG served as the independent registered public accounting firm of Legacy TriSalus prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed on the Closing Date that it would be dismissed and replaced by KPMG as the Company’s independent registered public accounting firm.

Withum’s report on the Company’s consolidated balance sheets as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2022 and 2021 and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from September 11, 2020 (inception) through December 31, 2022 and the subsequent interim period through August 10, 2023, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

During the period from September 11, 2020 (inception) through December 31, 2022, and the interim period through August 10, 2023, the Company did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree. A letter from Withum is attached to this Current Report on Form 8-K as Exhibit 16.1.

Item 5.01. Changes in Control of the Registrant.

Reference is made to the disclosure beginning on page 133 of the Proxy Statement/Prospectus in the section entitled “Proposal No. 1—The Business Combination Proposal—The Merger Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in the “Introductory Note” above and Item 2.01 to this Current Report, which is incorporated herein by reference.

As a result of the consummation of the Business Combination, a change of control of MTAC has occurred, and the stockholders of MTAC as of immediately prior to the Closing held 9.7% of the outstanding shares of New TriSalus Common Stock immediately following the Closing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers”, “Certain Relationships and Related Transactions”, and “Indemnification of Directors and Officers” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan

At the MTAC Stockholder Meeting, the stockholders of MTAC considered and approved the 2023 Plan. The 2023 Plan was previously approved, subject to stockholder approval, by the board of directors of MTAC on June 29, 2023, and on the Closing Date, the New TriSalus Board ratified the approval of the 2023 Plan. The 2023 Plan became effective immediately upon the Closing.

The 2023 Plan initially makes available a maximum number of 5,585,008 shares of New TriSalus Common Stock. Additionally, the number of shares reserved for issuance under the 2023 Plan will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1, 2033, in an amount equal to (i) five percent (5%) of the number of shares of New TriSalus Common Stock outstanding (or issuable upon conversion or exercise of outstanding instruments) on the final day of the immediately preceding calendar year, or (ii) such lesser number of shares of New TriSalus Common Stock determined by the New TriSalus Board prior to the date of the increase.

A description of the 2023 Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal 4 – The Stock Plan Proposal” beginning on page 195 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2023 Plan is qualified in its entirety by the full text of the 2023 Plan, which is attached hereto as Exhibit 10.21 and incorporated herein by reference.

TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan

At the MTAC Stockholder Meeting, the stockholders of MTAC considered and approved the 2023 ESPP. The 2023 ESPP was previously approved, subject to the stockholder approval, by the board of directors of MTAC on June 29, 2023, and on the Closing Date, the New TriSalus Board ratified the approval of the 2023 ESPP. The 2023 ESPP became effective immediately upon the Closing.

The 2023 ESPP initially makes available a maximum number of 1,396,252 shares of New TriSalus Common Stock. Additionally, the number of shares reserved for issuance under the 2023 ESPP will automatically increase on January 1 of each year, starting on January 1, 2024 and ending on January 1, 2033, in an amount equal to (i) three percent (3%) of the number of shares of New TriSalus Common Stock outstanding (or issuable upon conversion or exercise of outstanding instruments) on the final day of the immediately preceding calendar year, (ii) 2,792,503 shares or (iii) such lesser number of shares of New TriSalus Common Stock determined by the New TriSalus Board prior to the date of the increase.

A description of the 2023 ESPP is included in the Proxy Statement/Prospectus in the section entitled “Proposal 5 – The ESPP Proposal” beginning on page 203 of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2023 ESPP is qualified in its entirety by the full text of the 2023 ESPP, which is attached hereto as Exhibit 10.24 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the MTAC Stockholder Meeting, MTAC’s stockholders considered and approved, among other items, “Proposal 2 – The Charter Approval Proposal” (“Charter Proposal”), which is described in greater detail beginning on page 190 in the Proxy Statement/Prospectus. The Certificate of Incorporation, which became effective upon filing with the Secretary of State of the State of Delaware on August 10, 2023 includes the amendments proposed by the Charter Proposal.

On August 10, 2023, the New TriSalus Board adopted the Bylaws, which became effective on that date. The Certificate of Incorporation included the amendments proposed by the Charter Proposal. The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of MTAC’s capital stock are discussed in Exhibit 4.4 to this Current Report on Form 8-K in the section entitled “Description of Securities – Common Stock”, the Proxy Statement/Prospectus in the sections entitled “Description of MTAC’s Securities—Preferred Stock” beginning on page 321, the Proxy Statement/Prospectus in the sections entitled “Description of MTAC’s Securities—Warrants” beginning on page 324 and “Comparison of Corporate Governance and Stockholders’ Rights” beginning on page 333, which are incorporated herein by reference.

In addition, the disclosure set forth under Item 3.03 in this Current Report on Form 8-K is incorporated herein by reference. Copies of the Certificate of Incorporation and the Bylaws are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on August 10, 2023, the New TriSalus Board approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Business Conduct and Ethics can be found in the Investors section of the Company’s website at www.trisaluslifesci.com.

Item 5.06. Change in Shell Company Status.

On August 10, 2023, as a result of the Business Combination, MTAC ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the Business Combination and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the section entitled “Proposal 1 – The Business Combination Proposal” beginning on page 133 of the Proxy Statement/Prospectus, which are incorporated herein by reference. Further, the information set forth in the “Introductory Note” and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD.

On August 10, 2023, the Company issued a press release announcing the closing of the Business Combination. A copy of the press release is filed hereto as Exhibit 99.4 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.4.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The historical unaudited condensed consolidated financial statements of Legacy TriSalus as of and for the three and six months ended June 30, 2023, and for the three and six months ended June 30, 2022 and the related notes are included in Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The historical audited consolidated financial statements of Legacy TriSalus as of and for the years ended December 31, 2022, and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-66 of the Proxy Statement/Prospectus. and are incorporated herein by reference.

The historical unaudited condensed consolidated financial statements of MTAC as of and for the three and six months ended June 30, 2023 and the three and six months ended June 30, 2022 and the related notes are included in the MTAC Q2 Report and incorporated herein by reference.

The historical audited consolidated financial statements of MTAC as of and for the years ended December 31, 2022, and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-26 of the Proxy Statement/Prospectus and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Legacy TriSalus and MTAC as of June 30, 2023 and for year ended December 31, 2022 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

2.1+	Agreement and Plan of Merger, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	8-K	001-39813	2.1	November 14, 2022

2.2	First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	8-K	001-39813	10.1	April 5, 2023

2.3	Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	8-K	001-39813	10.1	May 13, 2023

2.4	Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	8-K	001-39813	10.1	July 6, 2023

3.1	Second Amended and Restated Certificate of Incorporation of TriSalus Life Sciences, Inc.

3.2	Amended and Restated Bylaws of TriSalus Life Sciences, Inc.

3.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of TriSalus Life Sciences, Inc.

4.1	Specimen Common Stock Certificate.

4.2	Specimen Warrant Certificate.

4.3	Warrant Agreement, dated December 17, 2020, by and between MedTech Acquisition Corporation and Continental Stock Transfer & Trust Company.	8-K	001-39813	4.1	December 23, 2020

4.4	Description of Common Stock

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.1	Amended and Restated Registration Rights Agreement, dated August 10, 2023, by and among TriSalus Life Sciences, Inc., members of MedTech Acquisition Sponsor LLC, and certain former stockholders of TriSalus Life Sciences, Inc.

10.2	Form of Subscription Agreement for PIPE Financing (Initial).	8-K	001-39813	10.1	June 8, 2023

10.3	Form of Subscription Agreement for PIPE Financing (Subsequent).	8-K	001-39813	10.2	July 6, 2023

10.4	Sponsor Support Agreement, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, TriSalus Life Sciences, Inc., and MedTech Acquisition Sponsor LLC.	8-K	001-39813	10.3	November 14, 2022

10.5	Form of Stockholder Support Agreement, by and among MedTech Acquisition Corporation, TriSalus Life Sciences, Inc. and certain stockholders of TriSalus Life Sciences, Inc.	8-K	001-39813	10.4	November 14, 2022

10.6	Letter Agreement, dated December 17, 2020, by and among MedTech Acquisition Corporation, its officers and directors and MedTech Acquisition Sponsor LLC.	8-K	001-39813	10.1	December 23, 2020

10.7	Form of Lock-up Agreement, by and among certain stockholders of TriSalus Life Sciences, Inc. and MedTech Acquisition Corporation.	8-K	001-39813	10.2	November 14, 2022

		Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.8*#	Amended and Restated Employment Agreement, dated November 11, 2022, by and between TriSalus Life Sciences, Inc. and Mary Szela.	S-4/A	333-269138	10.14	April 21, 2023

10.9*#	Amended and Restated Employment Agreement, dated November 12, 2022, by and between TriSalus Life Sciences, Inc. and Steven C. Katz, MD.	S-4/A	333-269138	10.15	April 21, 2023

10.10*#	Executive Employment Agreement, dated July 9, 2022, by and between TriSalus Life Sciences, Inc. and Sean Murphy.	S-4/A	333-269138	10.16	April 21, 2023

10.11*#	Amended and Restated Executive Employment Agreement, dated October 11, 2022, by and between TriSalus Life Sciences, Inc. and Richard Marshak.	S-4/A	333-269138	10.17	April 21, 2023

10.12*#	Executive Employment Agreement, dated November 11, 2022, by and between TriSalus Life Sciences, Inc. and Jennifer L. Stevens.	S-4/A	333-269138	10.18	April 21, 2023

10.13*#	Executive Employment Agreement, dated November 4, 2022, by and between TriSalus Life Sciences, Inc. and Bryan F. Cox, Ph.D.	S-4/A	333-269138	10.19	April 21, 2023

10.14*#	Executive Employment Agreement, dated November 4, 2022, by and between TriSalus Life Sciences, Inc. and James Alecxih.

10.15*	Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan.

10.16*	Form of Stock Option Grant Notice and Form of Stock Option Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (Pre-2020).

10.17*	Form of Early Exercise Stock Option Grant Notice and Form of Stock Option Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (for grants prior to 2020).

10.18*	Form of Stock Option Grant Notice and Form of Stock Option Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (for grants after 2020).

10.19*	Form of Early Exercise Stock Option Grant Notice and Form of Stock Option Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan (for grants after 2020).

10.20*	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under Surefire Medical, Inc. 2009 Amended and Restated Equity Incentive Plan.

10.21*	TriSalus Life Sciences, Inc. 2023 Equity Incentive Plan.

10.22*	Form of Stock Option Grant Notice and Form of Stock Option Agreement under 2023 Equity Incentive Plan.

10.23*	Form of Restricted Stock Unit Grant Notice and Form of Restricted Stock Unit Agreement under 2023 Equity Incentive Plan.

Incorporated by Reference
Exhibit No.	Description	Schedule/ Form	File No.	Exhibit	Filing Date

10.24*	TriSalus Life Sciences, Inc. 2023 Employee Stock Purchase Plan.

10.25*	Form of Indemnification Agreement by and between the Company and its directors and executive officers.

10.26*	Non-Employee Director Compensation Policy.

10.27+	Office/Warehouse Lease, dated February 4, 2014 between Colorado Industrial Portfolio LLC and Surefire Medical, Inc., as amended.	S-4/A	333-269138	10.25	July 6, 2023

10.28#	Asset Purchase Agreement, dated as of July 31, 2020, by and between Dynavax Technologies Corporation and Surefire Medical Inc. d/b/a TriSalus Life Sciences.	S-4/A	333-269138	10.13	April 21, 2023

10.29#	Strategic Collaboration Agreement, dated March 2, 2021, by and between Surefire Medical Inc. d/b/a TriSalus Life Sciences and The University of Texas M.D. Anderson Cancer Center.	S-4/A	333-269138	10.20	April 21, 2023

10.30#	Distribution and Collaboration Agreement, dated May 7, 2019, between Hangzhou Ruizhen Therapeutics Co., Ltd. and Surefire Medical, Inc. d/b/a TriSalus Life Sciences.	S-4/A	333-269138	10.24	June 8, 2023

16.1	Letter from WithumSmith+Brown, PC to the SEC.

21.1	List of Subsidiaries of TriSalus Life Sciences, Inc.

99.1	Unaudited Condensed Consolidated Financial Statements of Legacy TriSalus as of and for the three and six months ended June 30, 2023 and for the three and six months ended June 30, 2022.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy TriSalus for the three and six months ended June 30, 2023 and 2022.

99.3	Unaudited Pro Forma Condensed Combined Financial information of TriSalus Life Sciences, Inc. as of and for the six months ended June 30, 2023 and the year ended December 31, 2022.
99.4	Press release dated August 10, 2023.

104	Cover page Interactive data file (embedded within the inline XBRL document).

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Certain portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because they are not material and are the type of information that the Registrant treats as private or confidential. The Registrant agrees to furnish supplementally an unredacted copy of the Exhibit, or any section thereof, to the SEC upon request
*	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2023

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Mary Szela
Mary Szela
Chief Executive Officer